Exhibit 10.2

Consultancy Agreement dated 7 August 2017

Mr Andrew Denver

27 Woodville Ave

Wahroonga NSW 2076

Dear Andrew,

Universal Biosensors Pty Ltd (ACN 098 234 309) (UBI or the Company) is pleased to offer Mr Andrew Denver (ABN                ) (the Consultant) engagement as an independent contractor for the provision of services on the terms and conditions contained in this Agreement.

1	Engagement

1.1	This Agreement commences on the Commencement Date (Item 1 of Schedule 1) and will automatically terminate upon the Completion Date (Item 2 of Schedule 1), unless terminated earlier in accordance with clause 14 or extended in accordance with clause 1.2.

1.2	At any time prior to the Completion Date, UBI and the Consultant may agree in writing to extend the operation of this Agreement by a further 6 months from the Completion Date (or such other period of time as agreed).

2	The Services

2.1	The Consultant is engaged pursuant to this Agreement to provide the Services (Item 3 of Schedule 1) to UBI. The Services may be reasonably varied by UBI from time to time upon the provision of 1 month’s notice.

2.2	The Consultant must coordinate the performance of the Services with the UBI Liaison (Item 4 of Schedule 1), or any other person nominated by UBI from time to time.

2.3	The Consultant must make himself reasonably available to perform the Services, including performing the Services:

(1)	for a minimum of 10 Business Days per calendar month; and

(2)	on a full time basis if required by UBI and by agreement.

2.4	The parties anticipate the Services will be performed primarily from the Consultant’s residence in Sydney. However, UBI may require the Consultant to work at a particular location from time to time including at UBI’s Melbourne office.

2.5	The Consultant must use their own skill and judgment as to how to perform the Services to UBI’s requirements using reasonable skill, care and diligence.

2.6	The Consultant must:

(1)	perform the Services in a competent, professional and responsible manner;

(2)	exercise the standard of skill and care expected of a contractor experienced in performing the Services;

(3)	comply with UBI’s policies and procedures (as advised by UBI);

(4)	report to UBI about the performance of the Services at the times and in the manner UBI may reasonably require;

(5)	complies with any laws that apply to the provision of the Services; and

(6)	not place himself in actual or potential conflict with UBI’s interests.

3	Nature of Relationship

3.1	The Consultant is engaged under this Agreement as an independent contractor, independent of the control of UBI.

3.2	The Consultant is not a partner, agent, joint venturer, or employee of UBI, and nothing in this Agreement is intended to create, or is evidence of, a relationship between UBI and the Consultant of employment, partnership, agency or joint venture.

3.3	Payments made to the Consultant are not wages or salary, and the Consultant is not entitled to payment from UBI for any annual leave, personal leave, superannuation, severance pay, long service leave or any other entitlement to which an employee of UBI may be entitled.

4	Provision of Services to others

4.1	During this Agreement, the Consultant may provide services to other organisations or businesses, provided this does not prevent the Consultant from performing the Services, or from complying with their obligations under this Agreement.

5	Fees & Expenses

5.1	The Consultant will be paid the Fees (Item 5 of Schedule 1) for the provision of the Services.

5.2	The Consultant will be responsible for the payment of income and other taxes payable in respect of all payments received from UBI. The Company is not liable to make any deductions for PAYG in respect of the Consultant.

5.3	Subject to clause 5.4, the Company will not pay any expenses incurred by the Consultant, unless otherwise agreed in writing by UBI.

5.4	If the Consultant is directed by UBI to travel to and from his residence in Sydney and UBI’s Melbourne office for the purpose of the performance of the Services, UBI will reimburse the Consultant, or pay, the reasonable costs of:

(1)	a return economy class airfare from Sydney to Melbourne;

(2)	ground transfers and transportation in Sydney and Melbourne;

(3)	temporary accommodation in Melbourne nearby to UBI’s Melbourne premises,

provided that reimbursement will only occur if the costs incurred by the Consultant have been agreed in advance by UBI.

6	Invoices

6.1	The Consultant must be registered for the purposes of goods and services tax (GST) and notify UBI of the Consultant’s Business Name and ABN, as applicable.

6.2	Unless GST is expressly included, the consideration to be paid or provided under any other clause of this Agreement for any supply made under or in connection with this Agreement does not include GST.

6.3	Within 7 days of the end of each calendar month the Consultant will forward to UBI a monthly tax invoice for the Fees payable in respect of Services performed in the preceding calendar month. UBI will pay each such invoice within 14 days of receiving it.

7	Insurance Cover

7.1	The Consultant will hold, at his own cost, appropriate and current insurance cover, during this Agreement and for 7 years after the termination of this Agreement.

7.2	The Company does not hold insurance which covers the Consultant for workers compensation, accident or personal injury.

8	Materials and Equipment

8.1	The Consultant is required to provide any equipment necessary for performing the Services. Such equipment must be suitable for the work required and must be maintained by the Consultant in good working order.

8.2	Materials or assets that belong to UBI must be immediately returned to UBI in proper working condition on the Termination Date or otherwise at any time upon request by UBI.

9	Confidentiality

9.1	The Consultant may be entrusted with Confidential Information. Any Confidential Information that comes into the possession of the Consultant in the course of carrying out the Services with UBI remains the property of UBI and/or the Group Member (as applicable).

9.2	All Confidential Information must be kept strictly confidential during the Term, and following termination of this Agreement.

9.3	The Consultant may not (without the prior written consent of UBI, or as otherwise required by law), use, disclose or provide directly or indirectly to any person or Company any such Confidential Information, other than as strictly necessary for the performance of the Services during the term of the Agreement.

9.4	The Consultant’s obligations and undertakings under this clause continue after, and are not diminished by, the termination of this Agreement.

10	Intellectual Property

10.1	The Company exclusively owns and is entitled to the benefit of all Intellectual Property developed by the Consultant in the field of the Business:

(1)	in the course of, as a consequence of or in relation to providing the Services; or

(2)	directly or indirectly as a result of the Consultant’s or anybody else’s access to Confidential Information or UBI’s other Intellectual Property.

10.2	The Consultant assigns to UBI all Intellectual Property referred to in this clause. This assignment occurs immediately on creation of that Intellectual Property.

10.3	The Consultant must take any action that may be necessary to give full effect to this clause, including executing any documents.

10.4	The Consultant must not use or reproduce UBI’s Intellectual Property without UBI’s written authorisation.

10.5	A reference to UBI in this clause includes a reference to a Related Body Corporate of UBI.

11	Moral Rights

11.1	The Consultant consents to the doing of any acts or making of any omissions by UBI, UBI’s employees, servants, agents, licensees and assignees that infringe his moral rights in any works (as defined in Part IX of the Copyright Act 1968 (Cth)) made by the Consultant in the course of providing the Services, including:

(1)	not naming the Consultant as the author of a work;

(2)	naming another person as the author of a work; or

(3)	amending or modifying (whether by changing, adding to or deleting/removing) any part of a work;

whether those acts or omissions occur before, on or after the date of this Agreement.

12	Compliance with obligations and indemnity

12.1	The Consultant must conform at its own cost, with all legislation and regulations and the lawful requirements of any public, municipal or other authority so far as the same may affect or apply to the Consultant or the Services being carried out by the Consultant.

12.2	The Consultant indemnifies UBI and any Group Member from and against all claims arising from any breach of this clause.

12.3	For the avoidance of doubt and for the purposes of enhancing health and safety outcomes and compliance with statutory workplace health and safety legislation, UBI and the Consultant acknowledge and agree that UBI and the Consultant are responsible for safety matters that give rise or that may give rise to risks to health and safety over which they respectively have control or management.

13	Duty to deliver up material

13.1	When requested by UBI, the Consultant must deliver to UBI all property of UBI or any Group Member, including Confidential Information, Intellectual Property, papers, disks, access keys and any other material relating to the affairs of UBI and its business which is in the Consultant’s possession, custody or control.

14	Termination of Agreement

14.1	This Agreement may be terminated at any time by either party providing the other party with prior written notice of termination equal to the Notice Period (Item 6 of Schedule 1).

14.2	The Company may, at its discretion, make a payment to the Consultant in lieu of all or part of the Notice Period, calculated by reference to the average Fees paid to the Consultant over the Term.

14.3	This Agreement may be terminated by UBI immediately, and without notice or payment in lieu of notice, should the Consultant:

(1)	breach any of clauses, 9, 10, 12, 13 or 15 of this Agreement;

(2)	fail to remedy to the satisfaction of UBI a breach of any other clause of this Agreement where UBI has given the Consultant 14 days’ written notice to remedy such breach;

(3)	fail to comply with any relevant statutory or regulatory requirement;

(4)	the Services are not completed in a reliable or timely manner;

(5)	cause in any way, directly or indirectly, damages or discredits the reputation of UBI;

(6)	commit or be involved in any way, directly or indirectly with fraud, deception, serious neglect of duty, dishonesty or misleading conduct; or

(7)	refuse to comply with any reasonable instructions or directions given by UBI.

14.4	Clauses 9, 10, 12, 13 and 15 of this Agreement survive termination of this Agreement.

15	Restraint

15.1	The Consultant acknowledges that:

(1)	during the Term, the Consultant will have:

(a)	a high level of access to Confidential Information;

(b)	knowledge of, and influence over, Clients because of the personal relationships formed with Clients and their representatives;

(c)	a position of leadership enabling the Consultant to have a degree of influence over UBI’s employees; and

(2)	as a consequence, it is necessary and reasonable for UBI to protect its Confidential Information, staff and Client connections, goodwill and Business.

15.2	During the Term, the Consultant must:

(1)	not without UBI’s prior written consent:

(a)	either directly or indirectly, alone or jointly with or on behalf of anybody else in any Capacity carry on, operate or be engaged, interested or employed in a Competing Business (whether paid or unpaid);

(b)	act as an officer, contractor, consultant or adviser to any other corporation, firm, organisation or person which operates, or proposes to operate, a Competing Business (whether paid or unpaid);

(c)	take up any other appointment or position with any other corporation, firm, organisation or person which operates, or proposes to operate, a Competing Business (whether paid or unpaid); or

(2)	not act in conflict with the interests of UBI, its employees, contractors, suppliers and/or Clients, including without limitation not holding any shares or securities which create or may create a conflict between UBI’s interests and the interests of the Consultant.

(3)	notify the Board forthwith of an actual or potential conflict between the interests of UBI, or any Group Member and their respective contractors, suppliers and/or Clients, and the interests of the Consultant, and must not proceed with an act or omission which may or does give rise to such an actual or potential conflict, without the Board’s prior written consent.

15.3	After the Termination Date, the Consultant must not without UBI’s prior written consent for the Restraint Periods, either directly or indirectly do or engage in any of the following:

(1)	alone or jointly with or on behalf of anybody else in any Capacity carry on, operate or be engaged, interested or employed in a Competing Business within the Restraint Areas;

(2)	canvass or solicit business from, interfere with, disrupt or attempt to disrupt, the relationship, contractual or otherwise, between UBI and any of:

(a)	the Clients in respect of whom the Consultant has carried out work or had a business relationship at any time during the In-Scope Period;

(b)	the Identified Prospective Clients with whom the Consultant has been involved in developing a business relationship for UBI’s benefit, at any time during the In-Scope Period;

(c)	the suppliers with whom the Consultant has had dealings or had a business relationship at any time during the In-Scope Period;

(3)	induce, encourage or solicit any of UBI’s employees, contractors or agents, with whom the Consultant has worked or has had a business relationship at any time during the In-Scope Period, to leave UBI’s employment or agency or to cease providing services to UBI; or

(4)	directly or indirectly assist any person to, or procure any person to, do any of the acts or anything else contemplated by clauses 15.3(2) and 15.3(3).

15.4	The Consultant agrees that:

(1)	the restraints set out in clause 15.3 above will apply as if they consisted of several separate, independent and cumulative covenants and restraints consisting of:

(a)	each of clauses 15.3(2), 15.3(3) and 15.3(4) combined with each separate Restraint Period; and

(b)	clause 15.3(1) combined with each separate Restraint Period and of each such separate combination combined with each separate Restraint Area;

(2)	if any separate covenant and restraint referred to in clause 15 is unenforceable, illegal or void, that covenant and restraint is severed and the other covenants and restraints remain in force.

15.5	This clause does not prevent the Consultant from continuing any interest which the Consultant had at the time of this Agreement in Cochlear Limited (ACN 002 618 073), SpeeDx Pty Ltd (ACN 135 095 886), Vaxxas Pty Ltd (ACN 152 205 242) and Qbiotics Limited (ACN 110 210 001).

15.6	In clause 15, a reference to “UBI” includes UBI, and any other Group Members in respect of whose business the Consultant has been actively engaged in the course of its engagement pursuant to this Agreement.

15.7	Any promise, warranty or covenant made by the Consultant under clause 15 in favour of persons not a party to this Agreement is intended to be, and is, directly enforceable by each of those persons, and this Agreement operates as a deed poll in favour of those persons.

16	General

16.1	In this Agreement certain words and phrases have defined meanings. These words and phrases are denoted with initial capital letters and are defined in Schedule 2.

16.2	In consideration of the benefits afforded to the Consultant under this Agreement, by executing this Agreement the Consultant releases and discharges the Company and any Group Member, and their respective present and former officers, employees and agents from all Employment Related Claims.

16.3	This Agreement cannot be varied, except in writing, by mutual agreement of the parties.

16.4	If any provision of this Agreement is unenforceable, illegal or void, then that provision is severed and the rest of this Agreement remains in force.

16.5	This Agreement is the entire agreement and understanding between the parties on everything connected with the subject matter of this Agreement, and supersedes any prior agreement or understanding on anything connected with that subject matter.

16.6	A party’s failure or delay to exercise a power or right does not operate as a waiver of that power or right. A waiver is not effective unless it is in writing.

16.7	A party may not assign or otherwise deal with this Agreement without the prior written consent of the other party.

16.8	This Agreement is governed by the law in force in Victoria, Australia. The parties submit to the non-exclusive jurisdiction of the courts and tribunals of Victoria, Australia or any competent Federal court exercising jurisdiction in Victoria, Australia.

Executed as an agreement

Signed for and on behalf of Universal Biosensors Pty Ltd (ACN 098 234 309) by its authorised representative:

/s/ Salesh Balak
Signature of authorised representative

Salesh Balak
Name of authorised representative (BLOCK LETTERS)

Signed by Andrew Denver (ABN ) :

/s/ Andrew Denver

Schedule 1

Item 1	Commencement Date

1 October 2017

Item 2	Completion Date

30 September 2018

Item 3	Services

To assist UBI with:

(a)	the transition of appointees to the positions of Chief Executive Officer and Chairperson, as requested by the newly appointed Chief Executive Officer, the newly appointed Chairperson and /or the Board; and

(b)	activities associated with the assessment, facilitation and completion of any actual or potential corporate transaction involving UBI.

Item 4	UBI Liaison

Chief Executive Officer and Chairperson

Item 5	Fees

Fixed fee of A$25,000 per calendar month, exclusive of GST

Item 6	Notice Period

6 months

Schedule 2 – Definitions and Interpretation

1	Definitions

1.1	In this Agreement:

(1)	Agreement means this document, including any schedule and annexure to it;

(2)	Board means the board of directors of UBI, as constituted from time to time;

(3)	Business means the provision of specialist medical diagnostics, focusing on the research, development and manufacture of in vitro diagnostic test devices for consumer and professional point-of-care use applicable to the blood glucose and coagulation markets;

(4)	Business Day means the period between 9am and 5pm on a day that is not a Saturday, Sunday or any other day which is a public holiday in Victoria;

(5)	Capacity means being:

(a)	in partnership or in association with anybody else;

(b)	a principal, agent, consultant, adviser, representative, director, officer or employee of anybody else; or

(c)	a trustee of anybody else;

(6)	Client means any individual, patient, person, firm or organisation to whom, or on behalf of whom, UBI or a Group Member provides products or services;

(7)	Commencement Date means the date specified in Item 1 of Schedule 1;

(8)	Competing Business means, for the purpose of clause:

(a)	15.2, a business which carries on a business the same as or similar to the Business; and

(b)	15.3, a business which carries on a business the same as or similar to the Business or the part of the Business in which the Consultant was involved at any time during the In-Scope Period and any other business carried on, operating or engaged in by UBI, or any Group Member in Australia, as at the Termination Date;

(9)	Confidential Information means information of UBI and its clients and suppliers, or that of any of Group Member (whether oral, written, stored, electronically or magnetically or otherwise in machine readable form) which is of a confidential or commercially sensitive character and includes but it is not limited to:

(a)	knowledge and information which is confidential or commercially sensitive and clearly so designated by UBI, its clients, or any Group Member;

(b)	knowledge or information which by its nature or the circumstances of its disclosure may be reasonably understood to be confidential or commercially sensitive;

(c)	Intellectual Property of UBI or the Group;

(d)	trade secrets of UBI or the Group;

(e)	software, hardware, technical and product information, files, databases and software reports;

(f)	data, records and client lists;

(g)	business plans, costings, rates and charges;

(h)	client and supplier data;

(i)	commercial arrangements, agreements or terms of trade with clients, suppliers or contractors of UBI or the Group;

(j)	information about the identity, contact details or requirements of Clients;

(k)	information regarding the financial or business affairs of UBI or the Group; and

save and except Confidential Information does not include information that is publicly available at the Commencement Date or becomes publicly available after the Commencement Date without breach of any obligation of confidence under this Agreement;

(10)	Consultant means Mr Andrew Denver (ABN );

(11)	Employment Related Claims means any present or future, actual or contingent, claim, cause of action, complaint, liability, cost or expense that Andrew Denver has or might have, in connection with or arising in any way from his employment by the Company, on and from 11 March 2016 as the Interim Chief Executive Officer, including any entitlements, or the termination of that employment, but excluding claims for statutory workers’ compensation or statutory superannuation contributions;

(12)	Fees means the fees specified in Item 5 of Schedule 1;

(13)	Group means UBI and its Related Bodies Corporate from time to time;

(14)	Group Member means any member of the Group;

(15)	Identified Prospective Clients includes organisations, businesses or individuals that have been identified by UBI or any Group Member as an opportunity for obtaining future business (whether directly or through referral of other business);

(16)	In-Scope Period means the 12 month period immediately preceding the Termination Date (or, if the Consultant’s engagement by UBI pursuant to this Agreement was for less than 12 months, that lesser period);

(17)	Intellectual Property includes any:

(a)	copyright (as defined in the Copyright Act 1968 (Cth));

(b)	design, patent, trademark, semiconductor, circuit layout or plant breeder rights (whether registered, unregistered or applied for);

(c)	trade, business, company or domain name;

(d)	know-how, inventions, processes (whether in writing or recorded in any form); and

(e)	any other proprietary, licence or personal rights arising from intellectual activity in the business, industrial, scientific or artistic fields;

(18)	Notice Period means the notice period specified in Item 6 of Schedule 1;

(19)	Related Body Corporate has the meaning given in section 9 of the Corporations Act 2001 (Cth);

(20)	Restraint Areas means the following geographic areas:

(a)	Australia;

(b)	Victoria, New South Wales, the Australian Capital Territory and Queensland;

(c)	Victoria and New South Wales;

(d)	Victoria;

(21)	Restraint Periods means the following periods commencing upon the Termination Date:

(a)	12 months;

(b)	6 months;

(c)	3 months.

(22)	Services means the services specified in Item 3 of Schedule 1; and

(23)	Term means the period between the Commencement Date and the Termination Date, inclusive of those dates;

(24)	Termination Date means the date on which this Agreement terminates;

(25)	UBI means Universal Biosensors Pty Ltd (ACN 098 234 309);

(26)	UBI Liaison means the person specified in Item 4 of Schedule 1.

2	Interpretation

2.1	In this Agreement:

(1)	Reference to:

(a)	one gender includes the others;

(b)	the singular includes the plural and the plural includes the singular;

(c)	a person includes a body corporate;

(d)	a party includes the party’s executors, administrators, successors and permitted assigns;

(e)	a thing includes the whole and each part of it separately;

(f)	a statute, regulation, code or other law or a provision of any of them includes:

(i)	any amendment or replacement of it; and

(ii)	another regulation or other statutory instrument made under it, or made under it as amended or replaced; and

(g)	dollars means Australian dollars unless otherwise stated.

(2)	“Including” and similar expressions are not words of limitation.

(3)	Where a word or expression is given a particular meaning, other parts of speech and grammatical forms of that word or expression have a corresponding meaning.

(4)	Headings and any table of contents or index are for convenience only and do not form part of this Agreement or affect its interpretation.

(5)	A provision of this Agreement must not be construed to the disadvantage of a Party merely because that Party was responsible for the preparation of the Agreement or the inclusion of the provision in the Agreement.

(6)	If an act must be done on a specified day which is not a Business Day, it must be done instead on the next Business Day.

3	Parties

3.1	If a party consists of more than 1 person, this Agreement binds each of them separately and any 2 or more of them jointly.

3.2	An obligation, representation or warranty in favour of more than 1 person is for the benefit of them separately and jointly.

3.3	A party which is a trustee is bound both personally and in its capacity as a trustee.